Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT AND FIRST INCREMENTAL ASSUMPTION AGREEMENT dated as of December 3, 2015 (this “Agreement”), to the CREDIT AGREEMENT, dated as of May 9, 2014 (as amended by that certain First Amendment, dated as of December 22, 2014, the “Existing Credit Agreement”; and after the effectiveness of the amendments thereto contemplated hereby, the “Credit Agreement”), among DIAMOND RESORTS CORPORATION, a Maryland corporation (the “Borrower”), DIAMOND RESORTS INTERNATIONAL, INC., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent.
A.Pursuant to the Existing Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower.
B.    The Borrower has requested (i) Incremental Term Loan Commitments pursuant to Section 2.22 of the Existing Credit Agreement, (ii) that each Person set forth on Schedule I hereto (each, a “2015 Incremental Term Lender”) make Other Term Loans on the terms provided for herein in the aggregate principal amount set forth opposite such Person’s name on Schedule I hereto (the “2015 Incremental Term Loans”) to the Borrower on the Second Amendment Effective Date (as defined below) and (iii) that certain provisions of the Existing Credit Agreement be amended as set forth herein. It is acknowledged that the initial issue price of the 2015 Incremental Term Loans will result in such loans not being fungible with the Term Loans made on the Closing Date (the “Existing Term Loans”) for United States federal income tax purposes.
C.    Each 2015 Incremental Term Lender is willing to make its 2015 Incremental Term Loans to the Borrower on the Second Amendment Effective Date on the terms set forth herein and in the Existing Credit Agreement and subject to the conditions set forth herein.
D.    The undersigned Lenders, which constitute the Required Lenders, are willing to so amend the Existing Credit Agreement on the terms and subject to the conditions set forth herein.
E.    This Agreement is an Incremental Assumption Agreement under and as defined in the Existing Credit Agreement.
F.    The repayment schedule with respect to the 2015 Incremental Term Loans contemplated by Section 2.11(a)(ii) of the Existing Credit Agreement is set forth in Section 3(d) herein and, after giving effect to the amendment contemplated in Section 3(d) herein, will be set forth in Section 2.11(a)(i) of the Credit Agreement.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Defined Terms. Capitalized terms used but not defined herein (including in the recitals hereto) shall have the meanings given to them in the Existing Credit Agreement. The rules of interpretation set forth in Section 1.02 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. As used herein, the term “Incremental Term Loan Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of this Agreement, the provision of the Incremental Term Loan Commitments and the borrowing of the 2015 Incremental Term Loans hereunder and (b) the payment of fees, costs and expenses incurred in connection with the foregoing (the “Transaction Costs”).
SECTION 2.    Incremental Term Loan Commitments. (a) Each 2015 Incremental Term Lender hereby agrees, severally and not jointly, on the terms set forth herein and in the Existing Credit Agreement and subject to the conditions set forth herein, to make 2015 Incremental Term Loans to the Borrower on the Second Amendment Effective Date in an aggregate principal amount not to exceed the amount set forth opposite such 2015 Incremental Term Lender’s name on Schedule I hereto (it being agreed that the 2015 Incremental Term Loans shall be funded at 98% of the principal amount thereof, and notwithstanding said discount all calculations hereunder and under the Credit Agreement with respect to the 2015 Incremental Term Loans, including the accrual of interest and the repayment or prepayment of principal, shall be based on 100% of the stated principal amount thereof). Amounts borrowed under this Section 2(a) and repaid or prepaid may not be reborrowed. The Incremental Facility Closing Date with respect to the Incremental Term Loan Commitments provided for hereby shall be the Second Amendment Effective Date. The 2015 Incremental Term Loans shall have the same terms that apply to the Existing Term Loans (as modified hereby), other than the date of initial borrowing and the date from which interest begins to accrue (which in each case shall be the Second Amendment Effective Date in the case of the 2015 Incremental Term Loans) and the issue price (which shall be as provided above).
(b)    Unless the context shall otherwise require, from and after the Second Amendment Effective Date, the 2015 Incremental Term Loans shall constitute “Other Term Loans” and “Term Loans” and each 2015 Incremental Term Lender shall in such capacity constitute a “Term Lender”, “Incremental Term Lender” and “Lender”, in each case for all purposes of the Credit Agreement and the other Loan Documents.
(c)    The proceeds of the 2015 Incremental Term Loans shall be used by the Borrower to pay the Transaction Costs and for general corporate purposes of Holdings, the Borrower and the other Restricted Subsidiaries.
(d)    Unless previously terminated, the commitments of each 2015 Incremental Term Lender pursuant to Section 2(a) shall terminate upon the earlier of (i) the making of its 2015 Incremental Term Loans on the Second Amendment Effective Date or (ii) 5:00 p.m., New York City time, on December 3, 2015.
(e)    The initial Borrowings of the 2015 Incremental Term Loans shall be in such amounts and shall have such Interest Periods as shall be required so that (A) such Borrowings shall be coterminous with the Borrowings in effect on the Second Amendment Effective Date with respect to the Existing Term Loans and (B) each Borrowing of 2015 Incremental Term Loans shall be in an aggregate principal amount that represents the percentage of the 2015 Incremental Term Loans that is the same as the percentage of the Existing Term Loans that is represented by the Borrowing outstanding on the Second Amendment Effective Date (as of immediately prior to the effectiveness hereof) that is coterminous therewith.
SECTION 3.    Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Existing Credit Agreement is hereby amended as follows:
(a)    The cover page of the Existing Credit Agreement is hereby amended by adding the following new legend after the line that reads “as Joint Lead Arrangers and Joint Lead Bookrunners”:
“THE 2015 INCREMENTAL TERM LOANS ISSUED PURSUANT TO THIS AGREEMENT WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME. BEGINNING NO LATER THAN 10 DAYS AFTER THE SECOND AMENDMENT EFFECTIVE DATE, A LENDER THAT MADE A 2015 INCREMENTAL TERM LOAN MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE LOANS BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 9.01(a).”
(b)    Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following new defined terms in the appropriate alphabetical order therein:
“2015 Incremental Term Loans” means the Other Term Loans in an aggregate principal amount of up to $150,000,000 made on the Second Amendment Effective Date to the Borrower pursuant to the Second Amendment and First Incremental Assumption Agreement.
“Second Amendment and First Incremental Assumption Agreement” means the Second Amendment and First Incremental Assumption Agreement under this Agreement, dated as of December 3, 2015.
“Second Amendment Effective Date” means the Second Amendment Effective Date (as defined in the Second Amendment and First Incremental Assumption Agreement).
(c)    Section 1.01 of the Existing Credit Agreement is hereby further amended by amending the definition of each of the following terms:
(i)    The definition of the term “Adjusted EBITDA” is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the bold, underlined text (indicated textually in the same manner as the following example: underlined text) as follows:
“Adjusted EBITDA” for any period shall mean the sum of Consolidated Net Income, plus, without duplication and to the extent deducted in calculating such Consolidated

Net Income, the sum for Holdings, the Borrower and the other Restricted Subsidiaries (and, for the avoidance of doubt, eliminating all accounts of the Unrestricted Subsidiaries) of: (a) all income tax expense (benefit) for such period; plus (b) Consolidated Interest Expense for such period; plus (c) depreciation and amortization for such period; plus (d) vacation interest cost of sales for such period; plus (e) loss on extinguishment of debt for such period; plus (f) impairments and other write-offs for such period; plus (g) loss on the sale of assets for such period; plus (h) amortization of loan origination costs for such period; plus (i) amortization of portfolio ~~discount~~ premium for such period; plus (j) any non-cash charges attributable to the FLRX Judgment or any Permitted FLRX Settlement; plus (k) any non-cash charges related to stock-based compensation for such period; plus (l) all other non-cash charges for such period (excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); less (~~l~~ m) gain on the sale of assets for such period; less (~~m~~ n) amortization of portfolio ~~premium~~ discount for such period; less (~~n~~ o) to the extent not deducted in determining Consolidated Net Income for such period (or reflected in any previous non-cash charge referred to in clause (j) above), all cash payments made during such period attributable to the FLRX Judgment or any Permitted FLRX Settlement; less (~~o~~ p) all non-cash items of income for such period (excluding any noncash accruals of revenue in the ordinary course of business to the extent required by accrual-based accounting). Notwithstanding the foregoing, items specified in clauses (a) and (c) through (~~o~~ p) above (other than clauses (j) and (~~n~~ o) above) that are attributable to a Restricted Subsidiary shall be added to Consolidated Net Income to compute Adjusted EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that such items of such Restricted Subsidiary were included in calculating Consolidated Net Income and only, with respect to items specified in clauses (a) and (c) through (~~k~~ l) above (other than clause (j) above), if a corresponding amount would be permitted at the date of determination to be dividended to Holdings by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its certificate or articles of incorporation or other constitutive document or any agreement or instrument or any provision of law, statute, rule or regulation or order of any court or other Governmental Authority, in each case applicable to such Restricted Subsidiary or its stockholders.
(ii)    The definition of the term “Agreement Value” is hereby deleted in its entirety.
(iii)    The definition of the term “Balance Sheet Assets” is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the bold, underlined text (indicated textually in the same manner as the following example: underlined text) as follows:
“Balance Sheet Assets” shall mean, at any time, the consolidated assets of Holdings, the Borrower and the other Restricted Subsidiaries consisting of: (i) cash escrow and restricted cash unavailable for use by Holdings, the Borrower or any Restricted Subsidiary due to contractual or other restrictions; (ii) mortgages and contracts receivable, net; (iii) due from related parties, net; (iv) other receivables, net; (v) income tax receivables, net; (vi) prepaid expenses and other assets, net; (vii) deferred tax assets; and (~~vii~~ viii) any other assets (other than cash and cash equivalents, assets held for sale, unsold vacation interests, net, goodwill, other intangible assets, net, and assets constituting “property, plant and equipment”).
(iv)    The definition of the term “Balance Sheet Liabilities” is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the bold, underlined text (indicated textually in the same manner as the following example: underlined text) as follows
“Balance Sheet Liabilities” shall mean, at any time, the consolidated liabilities of Holdings, the Borrower and the other Restricted Subsidiaries consisting of: (i) accounts payable; (ii) due to related parties, net; (iii) accrued liabilities; (iv) income taxes payable; (v) deferred income taxes; (vi) deferred revenues; (vii) derivative liabilities; and ~~(vii)~~ (viii) any other liabilities (other than notes payable, senior secured or unsecured notes, securitization and notes funding facilities and any other Indebtedness).
(v)    The definition of the term “Class” is hereby amended by inserting the following sentences after the last sentence of the definition of the term “Class”:
“Notwithstanding any provision herein to the contrary and notwithstanding that the 2015 Incremental Term Loans are Other Term Loans and thus constitute a separate Class of Loans from the Term Loans made on the Closing Date, from and after the Second Amendment Effective Date, the 2015 Incremental Term Loans shall be treated as part of the same Class of Loans as the Term Loans made on the Closing Date for all purposes hereof and the other Loan Documents, including for purposes of any determination of Majority in Interest of the Term Lenders, the Lenders of any Class, the Term Loans contained in any Borrowing or the application of repayments or prepayments of the Term Loans. It is agreed that the 2015 Incremental Term Loans are being established as Other Term Loans in a separate Class of Loans from the Term Loans made on the Closing Date (as distinguished from additional Term Loans established as part of the Class consisting of the Term Loans made on the Closing Date) solely (i) as a result of the 2015 Incremental Term Loans not being fungible for Federal income tax purposes with the Term Loans made on the Closing Date due to the initial issue price thereof and (ii) to enable interested parties to separately identify Term Loans as 2015 Incremental Term Loans or Term Loans made on the Closing Date (and the Second Amendment and First Incremental Assumption Agreement and the other Loan Documents shall be construed and enforced to give effect to the foregoing). For record keeping purposes, each Term Loan made on the Closing Date shall be designated as a “Term Loan B” or “TL B”, and each 2015 Incremental Term Loan shall be designated as a “Term Loan C” or “TL C.”
(vi)    The definition of the term “Consolidated Net Income” is hereby amended by inserting “or losses” immediately after “any gains” in clause (e) thereof.

(vii)    The definition of the term “ECF Percentage” is hereby amended by replacing (i) both references to “1.00:1.00” therein with “1.50:1.00” and (ii) the reference to “1.50:1.00” therein with “2.00:1.00”.
(viii)    The definition of the term “Indebtedness” is hereby amended by deleting “valued at the Agreement Value thereof” in clause (i) thereof.
(ix)    The definition of the term “Material Indebtedness” is hereby amended by replacing “Agreement Value of” therein with “net obligations of Holdings, the Borrower or any other Restricted Subsidiary, as the case may be, under”.
(d)    Section 2.11(a)(i) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“The Borrower shall pay to the Administrative Agent, for the account of the Term Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Repayment Date”), a principal amount of the Term Loans other than Other Term Loans made after the Second Amendment Effective Date (including the Term Loans made on the Closing Date and the 2015 Incremental Term Loans) (as adjusted from time to time after the Second Amendment Effective Date pursuant to Sections 2.11(b), 2.12, 2.13(e) and 2.22(d) (it being acknowledged that the table set forth below takes into account adjustments made pursuant to Section 2.13(e) to give effect to a mandatory prepayment made pursuant to Section 2.13(c) prior to the Second Amendment Effective Date)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
December 31, 2015	$0
March 31, 2016	$0
June 30, 2016	$0
September 30, 2016	$0
December 31, 2016	$0
March 31, 2017	$1,473,501.96
June 30, 2017	$1,473,501.96
September 30, 2017	$1,473,501.96
December 31, 2017	$1,473,501.96
March 30, 2018	$1,473,501.96
June 30, 2018	$1,473,501.96
September 30, 2018	$1,473,501.96
December 31, 2018	$1,473,501.96
March 31, 2019	$1,473,501.96
June 30, 2019	$1,473,501.96
September 30, 2019	$1,473,501.96
December 31, 2019	$1,473,501.96
March 31, 2020	$1,473,501.96
June 30, 2020	$1,473,501.96
September 30, 2020	$1,473,501.96
December 31, 2020	$1,473,501.96
March 31, 2021	$1,473,501.96
Term Loan Maturity Date	$549,616,230.71

It is agreed that as of the Second Amendment Effective Date, the aggregate outstanding principal amount of (x) Term Loans made on the Closing Date is $424,665,764 and (y) 2015 Incremental Term Loans is $150,000,000”.
(e)    Section 2.12(d) of the Existing Credit Agreement is hereby amended by replacing “fifteen-month anniversary of the Closing Date” with “date that is six months following the Second Amendment Effective Date”.
(f)    Section 6.01(i) of the Existing Credit Agreement is hereby amended by replacing “Loan Party” therein with “Restricted Subsidiary”.
(g)    Section 6.01(l) of the Existing Credit Agreement is hereby amended by inserting “or resulting from the usage of credit cards or similar arrangements providing for charging privileges, in each case” immediately after “the financing of insurance premiums”.
(h)    Section 6.01 of the Existing Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (p), (ii) replacing the “.” at the end of clause (q) with “; and” and (iii) adding the following new clause (r) immediately after clause (q) therein:

“(r) Guarantees by the Borrower or any other Loan Party provided in the ordinary course of business in respect of Indebtedness of any customer of Holdings or any Restricted Subsidiary incurred from an unaffiliated financial institution in connection with such customer’s purchase of Vacation Interests from Holdings or any Restricted Subsidiary.”
(i)    Section 6.04 of the Existing Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (m), (ii) replacing the “.” at the end of clause (n) with “; and” and (iii) adding the following new clause (o) immediately after clause (n) therein:
“(o) Investments consisting of Guarantees by the Borrower or any other Loan Party made in compliance with Section 6.01(r).”
SECTION 4.    Notice. This Agreement shall constitute the notice required to be delivered by the Borrower with respect to the 2015 Incremental Term Loans pursuant to Section 2.22(a) of the Existing Credit Agreement.
SECTION 5.    Conditions Precedent to Effectiveness. The effectiveness of this Agreement and the obligations of each 2015 Incremental Term Lender to make 2015 Incremental Term Loans shall be subject to the satisfaction or waiver of the following conditions precedent (the first Business Day on which such conditions precedent are so satisfied or waived, the “Second Amendment Effective Date”):
(a)    the Administrative Agent shall have received counterparts of this Agreement that, when taken together, bear the signatures of (i) the Borrower, Holdings and the Guarantors, (ii) the Administrative Agent, (iii) each 2015 Incremental Term Lender and (iv) Lenders constituting the Required Lenders;
(b)    at the time of and immediately after the Incremental Term Loan Transactions, no Default or Event of Default shall have occurred and be continuing;
(c)    the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the Second Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date;
(d)    the Administrative Agent shall have received a certificate, dated as of the Second Amendment Effective Date and executed by a Financial Officer of the Borrower, certifying (i) as to the satisfaction of the conditions set forth in paragraphs (b) and (c) above, (ii) that the representations and warranties of each Loan Party set forth in Sections 6(a) hereof are true and correct in all material respects and (iii) that the representations and warranties contained in Sections 3.05 and 3.21 of the Credit Agreement are true and correct in all material respects; provided that (x) Section 3.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 5.04(a) and 5.04(b) of the Credit Agreement, respectively, prior to the Second Amendment Effective Date and (y) with respect to the representations and warranties in Section 3.21 of the Credit Agreement, the words “Closing Date” in each place set forth therein shall be deemed to be “Second Amendment Effective Date” and the word “Transactions” shall be deemed to be “Incremental Term Loan Transactions”;
(e)    the Administrative Agent shall have received a notice of Borrowing in respect of the 2015 Incremental Term Loans on the date hereof in accordance with the terms hereof;
(f)    the Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, from the chief financial officer of Holdings to the effect that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Incremental Term Loan Transactions, are solvent;
(g)    the Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Katten Muchin Rosenman LLP, counsel for Holdings and the Borrower and (ii) each local counsel listed on Schedule 4.02(b) of the Existing Credit Agreement, in each case (A) dated the Second Amendment Effective Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders, and (C) in customary form and substance for transactions of this type, and Holdings and the Borrower hereby request such counsel to deliver such opinions;
(h)    the Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, certificate of formation or other constitutive document, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or, in each case, a comparable governmental official, if available); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Second Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, or operating, management or partnership agreement of such Loan Party as in effect on the Second Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or members of other governing body, as applicable, of such Loan Party authorizing the execution, delivery and performance of this Agreement and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation, partnership agreement or other constitutive document of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request;
(i)    the Administrative Agent shall have received, at least five Business Days prior to the Second Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that has been reasonably requested by the Administrative Agent or any 2015 Incremental Term Lender;
(j)    the Administrative Agent shall have received, substantially concurrently with the making of the 2015 Incremental Term Loans, (i) the aggregate Consent Fee (as defined below) and (ii) all Fees and other amounts due and payable to the Administrative Agent, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of legal counsel) required to be reimbursed or paid by Holdings and the Borrower under the Credit Agreement or under any other Loan Document; and
(k)    Credit Suisse Securities (USA) LLC shall have received all fees and expenses separately agreed in writing by the Borrower and Credit Suisse Securities (USA) LLC in connection herewith.
The Administrative Agent shall notify the Borrower of the Second Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 6.    Representations and Warranties. To induce the other parties hereto to enter into this Agreement, each of Holdings, the Borrower and the Guarantors jointly and severally represents and warrants to each of the Lenders (including each 2015 Incremental Term Lender) and the Administrative Agent that (a) this Agreement has been duly authorized, executed and delivered by Holdings, the Borrower and the Guarantors, and this Agreement constitutes a legal, valid and binding obligation of Holdings, the Borrower and the Guarantors party hereto, subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally and to general principles of equity; (b) the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the Second Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date; provided that (x) Section 3.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 5.04(a) and 5.04(b) of the Credit Agreement, respectively, prior to the Second Amendment Effective Date and (y) with respect to the representations and warranties in Section 3.21 of the Credit Agreement, the words “Closing Date” in each place set forth therein shall be deemed to be “Second Amendment Effective Date” and the word “Transactions” shall be deemed to be “Incremental Term Loan Transactions”; and (c) at the time and immediately after the Incremental Term Loan Transactions, no Default or Event of Default will have occurred and be continuing.
SECTION 7.    Consent Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender (other than each 2015 Incremental Term Lender, in its capacity as such) that executes and delivers a signature page to this Agreement to the Administrative Agent (or its counsel) on or prior to the Second Amendment Effective Date, a consent fee (the “Consent Fee”) in an amount equal to 0.15% of the aggregate principal amount of the Term Loans and Revolving Credit Commitments (whether used or unused) of such Lender as of such date (other than, for the avoidance of doubt, 2015 Incremental Term Loans); provided that no such Consent Fees shall be payable if this Agreement does not become effective in accordance with Section 5 hereof. The Consent Fees shall be payable in immediately available funds on and subject to the occurrence of, the Second Amendment Effective Date, shall not be subject to setoff or counterclaim and shall be in addition to any other fees or amounts referred to in Section 5 hereof.
SECTION 8.    Further Assurances. Each Loan Party further agrees to take any action that is reasonably requested by the Administrative Agent to effect the purposes of this Agreement and the transactions contemplated hereby.
SECTION 9.    Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to obtain a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein. After the Second Amendment Effective Date, any reference to the Credit Agreement, and the terms “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import in the Credit Agreement, shall, unless the context otherwise requires, mean the Credit Agreement as modified hereby. This Agreement shall constitute a “Loan Document” and an “Incremental Assumption Agreement” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 10.    Acknowledgement and Consent Reaffirmation. Each Loan Party hereby acknowledges that it has read this Agreement and consents to the terms hereof and the transactions contemplated hereby and further hereby affirms, confirms and agrees that (a) notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, the obligations of such Loan Party under each of the Loan Documents to which it is a party shall not be impaired and each of the Loan Documents to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, in each case, as amended hereby and (b) its Guarantee of the Obligations, and the pledge of and/or grant of a security interest in its property and assets as Collateral to secure the Obligations, all as and to the extent provided in the Security Documents as originally executed, shall continue in full force and effect in respect of, and to secure, the Obligations (including the 2015 Incremental Term Loans) for the benefit of the Secured Parties (including each 2015 Incremental Term Lender).
SECTION 11.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic method of transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 12.    Applicable Law. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    EACH OF HOLDINGS, THE BORROWER AND EACH OTHER LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO, OR FOR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO AGAINST ANY LOAN PARTY OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    EACH OF HOLDINGS, THE BORROWER AND EACH OTHER LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY

WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(e).
SECTION 13.    Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.

DIAMOND RESORTS INTERNATIONAL, INC.,
by
/s/ Jared T. Finkelstein
Name: Jared T. Finkelstein
Title: Authorized Officer

DIAMOND RESORTS CORPORATION,
by
/s/ Jared T. Finkelstein
Name: Jared T. Finkelstein
Title: Authorized Officer

GUARANTORS:

AB Blue Acquisition, LLC	Diamond Resorts International Marketing, Inc.	Diamond Resorts Villas of Sedona Development, LLC
AHC Professionals US Majority, LLC	Diamond Resorts International Marketing Mexico, LLC	Diamond Resorts West Maui Development, LLC
AHC Professionals US Minority, LLC	Diamond Resorts International, LLC	DPM Acquisition, LLC
AKGI-St. Maarten N.V.	Diamond Resorts Las Vegas Development, LLC	DPM Holdings, LLC
Chestnut Farms, LLC	Diamond Resorts Management & Exchange Holding Company	DPM RP Subsidiary, LLC
Crescent One, LLC	Diamond Resorts Management, Inc.	DR Polo Development LLC
Cumberland Gate, LLC	Diamond Resorts MGV Development LLC	Florida Diamond Resorts Management, LLC
Diamond Asia Development, Inc.	Diamond Resorts Mortgage Holdings, LLC	Foster Shores, LLC
Diamond Resorts Beachwoods Development, LLC	Diamond Resorts Mystic Dunes Development, LLC	Four C’s Hospitality, LLC
Diamond Resorts Beach Quarters Development, LLC	Diamond Resorts Oceanaire Development, LLC	Galaxy Exchange Company
Diamond Resorts Boardwalk Development, LLC	Diamond Resorts Ocean Beach Club Development, LLC	George Acquisition Subsidiary, Inc.
Diamond Resorts California Collection Development, LLC	Diamond Resorts Palm Springs Development, LLC	Ginger Creek, LLC
Diamond Resorts Centralized Services Company	Diamond Resorts Poco Diablo Development, LLC	Grand Escapes, LLC
Diamond Resorts Citrus Share Holding, LLC	Diamond Resorts Poipu Development, LLC	ILX Acquisition, Inc.
Diamond Resorts Coral Sands Development, LLC	Diamond Resorts Port Royal Development, LLC	ILX Acquisition, LLC
Diamond Resorts Cypress Pointe I Development, LLC	Diamond Resorts Powhatan Development, LLC	International Timeshares Marketing, LLC
Diamond Resorts Cypress Pointe II Development, LLC	Diamond Resorts Residual Assets Development, LLC	Island One, Inc
Diamond Resorts Cypress Pointe III Development, LLC	Diamond Resorts Residual Assets Finance, LLC	Island One Development, LLC
Diamond Resorts Daytona Development, LLC	Diamond Resorts Residual Assets M&E, LLC	Island One Resorts Management Corporation
Diamond Resorts Desert Isle Development, LLC	Diamond Resorts Ridge on Sedona Development, LLC	Lake Tahoe Resort Partners, LLC
Diamond Resorts Developer and Sales Holding Company	Diamond Resorts Ridge Pointe Development, LLC	Mazatlan Development Inc.
Diamond Resorts DPM Development LLC	Diamond Resorts San Luis Bay Development, LLC	MMG Development Corp.
Diamond Resorts Epic Mortgage Holdings, LLC	Diamond Resorts Santa Fe Development, LLC	Mystic Dunes, LLC
Diamond Resorts Fall Creek Development, LLC	Diamond Resorts Scottsdale Development, LLC	Mystic Dunes Myrtle Beach, LLC
Diamond Resorts Finance Holding Company	Diamond Resorts Sedona Springs Development, LLC	Navigo Vacation Club, Inc.
Diamond Resorts Financial Services, Inc.	Diamond Resorts Sedona Summit Development, LLC	Nevada HK F&B Services, LLC
Diamond Resorts GK Development, LLC	Diamond Resorts St. Croix Development, LLC	Poipu Resort Partners, L.P.
Diamond Resorts Grand Beach I Development, LLC	Diamond Resorts Steamboat Development, LLC	Resort Management International, Inc.
Diamond Resorts Grand Beach II Development, LLC	Diamond Resorts Tahoe Beach & Ski Development, LLC	Resorts Development International, Inc.
Diamond Resorts Greensprings Development, LLC	Diamond Resorts Tahoe Seasons Development, LLC	Tempus Acquisition, LLC
Diamond Resorts Hawaii Collection Development, LLC	Diamond Resorts Teton Club Development, LLC	Tempus Holdings, LLC
Diamond Resorts Hilton Head Development, LLC	Diamond Resorts Turtle Cay Development, LLC	Walsham Lake, LLC
Diamond Resorts HK, LLC	Diamond Resorts U.S. Collection Development, LLC	West Maui Resort Partners, L.P.
Diamond Resorts International Club, Inc.	Diamond Resorts Villa Mirage Development, LLC

By:	/s/ Jared T. Finkelstein
Name: Jared T. Finkelstein
Title: Authorized Officer

Acting on behalf of each of the Guarantors set forth above

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, Collateral Agent and a Lender,
by
/s/ Bill O’Daly
Name: Bill O’Daly
Title: Authorized Signatory

by
/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

SCHEDULE I

2015 Incremental Term Loans

2015 Incremental Term Lender	2015 Incremental Term Loan Amount
Credit Suisse AG, Cayman Islands Branch	$150,000,000.00
TOTAL	$150,000,000.00